Exhibit 99.1

News Release
Trish Scorpio 612/853-4717

Ceridian Corporation Sets Record Date and Distribution Date
for Reverse Spin of Arbitron

One-for-Five Reverse Split Set for Arbitron Shares

Minneapolis, MN—February 15, 2001—Ceridian Corporation (NYSE: CEN) today announced that its Board of Directors has set March 16, 2001 as the record date and March 30, 2001 as the distribution date for its previously announced reverse spin transaction. Following the transaction, Ceridian will become two independent, publicly-traded companies, Ceridian Corporation (NYSE:CEN) and Arbitron Inc. (NYSE:ARB). Stephen B. Morris, currently president of Ceridian's Arbitron division, will become chief executive officer of Arbitron Inc. Ronald L. Turner will be the chairman, president and chief executive officer of the "new" Ceridian Corporation after the transaction is complete.

Ceridian has obtained clearance from the Securities and Exchange Commission on the registration statement related to the reverse spin-off, and has finalized the necessary bank arrangements for refinancing its existing debt. Ceridian will redeem all its 7.25 percent senior notes due 2004. The redemption of the senior notes will occur immediately prior to the completion of the spin-off.

As a result of the reverse spin-off transaction, Ceridian Corporation will be renamed Arbitron Inc., and existing common shares in the company will become shares in Arbitron Inc. In addition, stockholders will receive a dividend of one share of "new" Ceridian Corporation common stock for each of their existing shares. The reverse spin-off transaction will be tax free to Ceridian and its stockholders.

The Company further announced that immediately following the spin-off, the one-for-five reverse stock split approved by its stockholders on October 5, 2000 will be implemented. This will decrease the number of Arbitron common shares by a factor of five immediately after the spin-off.

The net effect of the reverse spin-off and reverse stock split is that a stockholder of record holding 100 shares of Ceridian common stock prior to the transaction will hold 20 shares of Arbitron common stock and 100 shares of Ceridian common stock following the transaction.

An Information Statement describing the spin-off and the two resulting publicly-traded companies will be distributed to Ceridian stockholders in the next few weeks, before the spin-off is completed.

Ceridian Corporation (www.ceridian.com) is a leading information services company that serves the human resources, transportation and media information markets. Ceridian's human resource business offers HR/benefits solutions that help organizations maximize their investment in people. Its Comdata business is a provider of transaction processing and information services to the transportation and other industries. Arbitron is a media services business and research company serving the media industry.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian Corporation, Arbitron and "new" Ceridian contained in this report that are not historical in nature, particularly those that utilize terminology such as "may," "will," "should," "likely," "expects," "anticipates," "estimates," "believes" or "plans," or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Important factors known to Ceridian that could cause such material differences include, among others:

  •
  Ceridian may be unable to consummate the spin-off transaction for any reason;

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  Realization of the anticipated results of the spin-off could take longer than expected;

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  Implementation difficulties and market factors could alter the proposed strategies and goals of each of the companies;

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  Each of the companies could face difficulties in locating and/or achieving anticipated consolidation, growth, expansion and new business initiatives and opportunities;

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  The combined post-spin-off value of "new" Ceridian and Arbitron may be less than the pre-spin-off value of Ceridian shares;

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  The timing and occurrence (or non-occurrence) of events which may be subject to circumstances beyond the control of Ceridian may adversely affect the spin-off transaction;

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  Ceridian may have difficulty managing costs relative to reduced HRS revenue expectations; and

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  The investment in sales efforts for HRS may be difficult to implement and may not generate the desired results.

Additional important factors known to Ceridian that could cause such material differences are identified and discussed from time to time in Ceridian's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Cautionary Factors that Could Effect Future Results" contained in Part II, Item 7 of Ceridian's Annual Report on Form 10-K for the year ended December 31, 1999, as amended, which discussion is incorporated herein by reference, and those factors discussed under the heading "Risk Factors" contained in the Information Statement which is an exhibit to New Ceridian Corporation's Registration Statement on Form 10, as amended, which discussion is also incorporated herein by reference.

Ceridian undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure Ceridian makes on related subjects in future reports to the SEC.